UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 13, 2012

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047
(Address of principal executive offices, including zip code)

(801) 562-2252
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, financial performance, beliefs, plans, projections, objectives, assumptions or future events or performance are not historical facts and are forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission.

Item 1.01.  Entry into a Material Definitive Agreement.

On March 13, 2012, Broadcast International, Inc. (the “Company”) entered into a Securities Purchase Agreement ("SPA") to secure an equity financing (the “Equity Financing”) to fund future growth as well as the retirement of a substantial portion of its outstanding senior convertible indebtedness   A copy of the Company’s press release, dated March 14, 2012, announcing the execution of the SPA is included as an exhibit to this Current Report on Form 8-K.  The Equity Financing includes the following contracts.

The Company entered into a Engagement Agreement, dated October 28, 2011 with MDB Capital Group, LLC (“MDB”), pursuant to which MDB agreed to act as the exclusive agent of the Company on a “best efforts” basis with respect to the sale of up to a maximum gross consideration of $6,000,000 of units of the Company’s securities. The Company agreed to pay MDB a commission of 10% of the gross offering proceeds received by the Company, to issue MDB warrants to acquire up to 10% of the securities issued in the Equity Financing at an exercise price equal to the price paid by investors in the Equity Financing, and to pay the reasonable costs and expenses of MDB related to the offering.

Pursuant to the Engagement Agreement, the Company entered into a Securities Purchase Agreement dated March 13, 2012 with select institutional and other accredited investors for the private placement of 27,800,000 units of its securities, 24,200,000 units of which are in exchange for $6.05 million of new capital and 3,600,000 units of which are in exchange for the conversion of $900,000 of existing debt securities.  The Securities Purchase Agreement includes a purchase price of $.25 per unit, with each unit consisting of one share of common stock and two forms of warrant: (1) an “A” Warrant, which grants the investors the right to purchase an additional share of common stock for each two shares of common stock purchased, for a term of six years and at an exercise price of $.35 per share; and (2) a “B” Warrant, which will not be exercisable unless and until the occurrence of a future issuance of our stock at less than $0.25 per share, but, in the event of such issuance, grants the investors the right to acquire additional shares at a price of $0.05 per share to reduce the impact of dilution caused by such future issuance, but in no event shall the number of shares issuable under the B Warrant cause the Company to exceed the number of authorized common shares.  The shares in excess of our authorized shares that would have been issuable under the B Warrant shall be “net settled” by payment of cash in an amount equal to the number of shares in excess of the authorized common shares multiplied by the closing price of our common stock as of the trading day immediately prior to the applicable date of the exercise of such B Warrant.  The B Warrant shall be extinguished upon the earlier of: (a) a subsequent financing of at least five million dollars and terms no more favorable than that received by investors in the Equity Financing; (b) after the effective date of the registration statement registering securities issued in the Equity Financing if the volume-weighted average closing price of the Company’s common stock exceeds $.50 per share for a period of 30 trading days and no Volume Failure (as defined in the B Warrant) (measuring the daily average dollar volume of our Common Stock against a minimum volume of $500,000 per day) exists during such period, and the Company is then current in its public filings; or (c) 78 months.

Net proceeds from the Equity Financing, after deducting the commissions and the estimated legal, printing and other costs and expenses related to the financing, are expected to be approximately $5.2 million.  The Company will use the net proceeds of the Equity Financing for working capital and to pay down debt.  The units were offered and sold to investors, all of whom were either qualified institutional buyers or accredited investors.  The Company offered and sold the units without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.  The shares and warrants sold may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend will be placed on the shares issued, unless registered under the Securities Act prior to issuance.  A copy of certain information, dated February 2012, that was provided to investors in the Equity Financing is included as an exhibit to this Current Report on Form 8-K.

On December 28, 2011, the Company entered into a bridge loan transaction with six accredited investors pursuant to which the Company issued unsecured notes in the aggregate principal amount of $1.3 million.  The bridge loan maturity date was extended on February 28, 2012 to a date the earlier of nine months from the original maturity date or the completion of one or more offerings of the Company’s securities that result in gross proceeds to the Company of at least $12 million.

In connection with the Equity Financing and under the terms of the Subscription Agreements, three of the above described bridge lenders converted all or a portion of their principal balance of their portion of the bridge loan in the aggregate amount of $400,000 to common stock and warrants as part of and on the same terms as the Equity Financing.  In addition, one other entity converted the amount owed by the Company for equipment purchases in the amount of $500,000 to common stock and warrants as part of and on the same terms as the Equity Financing.

In connection with the Equity Financing and under the terms of the Registration Rights Agreement, the Company agreed to prepare and file, no later than April 7, 2012, a registration statement covering the resale of the shares of common stock sold in the financing and the shares of common stock underlying the Warrants.  If the Company fails to file the registration statement timely or to have the registration statement declared effective within 90 days following the date of the filing of the registration statement or fails to maintain the effectiveness of the registration statement or fails to stay current in its public filings, the Company will be obligated to pay a cash amount equal to 1%-3%, depending on the failure to perform, of the gross Equity Financing proceeds for each 30-day period after the deadlines, until either the registration statement is filed, declared effective or maintained or if the Company is no longer current in its public filings, as the case may be.

Upon closing of the Equity Financing, the Company will also close on a debt retirement.  In connection therewith, the Company will pay $2.75 million to Castlerigg Master Investment Ltd. (“Castlerigg”), and issue to Castlerigg 2,000,000 shares of common stock in full and complete satisfaction of the senior convertible note and all accrued interest then owing.

The foregoing summaries of the Engagement Agreement, the Securities Purchase Agreement, the A and B Warrants, and the Registration Rights Agreement are not necessarily complete and are qualified in their entireties by reference to the complete text of such documents which are included as exhibits to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement.

Pursuant to the Debt Restructuring, the Company’s previously outstanding $5.5 million senior secured convertible note held by Castlerigg will be effectively cancelled pursuant to the $2,750,000 payment made and the issuance of the 2,000,000 shares of common stock.

Item 3.02.  Unregistered Sales of Equity Securities.

On closing of the Equity Financing, the Company will issue up to 28,000,000 shares of its common stock and A Warrants to purchase up to14,000,000 shares of its common stock to select institutional and other investors pursuant to the terms of the Securities Purchase  Agreement described above. In addition, B Warrants will be issued to investors which give the holders the right to purchase addition shares of common stock at a price and in an amount to be determined in the event of a future capital raise at a per share price less than $.25. All of the investors will be either qualified institutional buyers or accredited investors and were fully informed regarding their investment.  In the transaction, we will rely on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On closing of the Equity Financing, pursuant to the Engagement Agreement, the Company will pay an aggregate consideration of $695,000 and will issue warrants to acquire 4,200,000 shares of common stock to MDB and other managers of the Equity Financing.  The warrants will be exercisable at $.35 per share and expire six years after issuance.  All recipients of such warrants will be accredited investors and were fully informed regarding their investment.  In the transaction, we will rely on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Upon closing of the Equity Financing and the debt Retirement, the Company will issue to Castlerigg 2,000,000 shares of common stock in partial satisfaction of the Company’s senior convertible note.  Castlerigg is an accredited investor and is fully informed regarding its investment.  In the transactions, we will rely on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

	10.1-	Form of Securities Purchase Agreement

	10.2-	Form of A Warrant

	10.3-	Form of B Warrant

	10.4-	Loan Satisfaction Agreement between the Company and Castlerigg Master Investments Ltd., dated March 13 , 2012

	10.5-	Registration Rights Agreement

	10.6-	Form of Placement Agent Warrant

	99.1 –	Broadcast International, Inc. press release dated March 13 ,2012

	99.2 -	Presentation made to potential investors in February 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012.

BROADCAST INTERNATIONAL, INC. a Utah corporation

By:	/s/ Rodney M. Tiede
Name:	Rodney M. Tiede
Title:	President and Chief Executive Officer